Registration No. 333-

As filed with the Securities and Exchange Commission on May 23, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mid-America Apartment Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	62-1543819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue

Memphis, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan

(Full Title of the Plan)

Robert J. DelPriore, Esq.

Executive Vice President and General Counsel

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue

Memphis, Tennessee 38138

(Name and Address of Agent for Service of Process)

(901) 682-6600

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Yoel Kranz, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 Tel: (212) 813-8800 Fax: (212) 355-3333	Richard F. Mattern, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC First Tennessee Building 165 Madison Avenue, Suite 2000 Memphis, Tennessee 38103 Tel: (901) 526-2000 Fax: (901) 577-2303

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	400,000(2)	$71.94(3)	$28,776,000(3)	$3,707

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mid-America Apartment Communities, Inc. (the “Registrant” or “MAA”) that become issuable under the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (the “Amended 2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Represents 400,000 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Amended 2013 Plan. Shares available for issuance under the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 2, 2013 (Registration No. 333-191541).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on May 16, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on October 2, 2013 (Registration No. 333-191541) with respect to the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 21, 2014;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 2, 2014;

(c) The Registrant’s Current Report on Form 8-K, filed with the Commission on February 27, 2014; and

(d) The section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on September 18, 2013.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

Exhibit 4.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

Exhibit 4.3	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

Exhibit 4.4	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

Exhibit 4.5	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2013 and incorporated herein by reference).

Exhibit 4.6	Form of Common Share Certificate of the Combined Corporation (Filed as Exhibit 4.1 to MAA’s Annual Report on Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference).

*Exhibit 5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz PC

*Exhibit 23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*Exhibit 23.4	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz PC (included in Exhibit 5.1 and incorporated herein by reference).

*Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Exhibit 99.1	Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Incorporated by reference to Appendix B to Mid-America Apartment Communities, Inc.’s Proxy Statement on Schedule 14A filed on April 16, 2014).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, in the State of Tennessee, on this 23rd day of May, 2014.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ H. Eric Bolton, Jr.
H. Eric Bolton, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mid-America Apartment Communities, Inc., hereby severally constitute and appoint H. Eric Bolton, Jr. and Albert M. Campbell, III, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Mid-America Apartment Communities, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 23rd day of May, 2014.

Name	Title(s)

/s/ H. Eric Bolton, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
H. Eric Bolton, Jr.

/s/ Albert M. Campbell, III	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Albert M. Campbell, III

/s/ Alan B. Graf, Jr.	Director
Alan B. Graf, Jr.

/s/ Ralph Horn	Director
Ralph Horn

/s/ Thomas H. Lowder	Director
Thomas H. Lowder

/s/ James K. Lowder	Director
James K. Lowder

/s/ Claude B. Nielsen	Director
Claude B. Nielsen

/s/ Philip W. Norwood	Director
Philip W. Norwood

/s/ Harold W. Ripps	Director
Harold W. Ripps

/s/ W. Reid Sanders	Director
W. Reid Sanders

/s/ William B. Sansom	Director
William B. Sansom

/s/ Gary Shorb	Director
Gary Shorb

/s/ John W. Spiegel	Director
John W. Spiegel

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

Exhibit 4.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

Exhibit 4.3	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

Exhibit 4.4	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

Exhibit 4.5	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2013 and incorporated herein by reference).

Exhibit 4.6	Form of Common Share Certificate of the Combined Corporation (Filed as Exhibit 4.1 to MAA’s Annual Report on Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference).

*Exhibit 5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz PC

*Exhibit 23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*Exhibit 23.4	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz PC (included in Exhibit 5.1 and incorporated herein by reference).

*Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Exhibit 99.1	Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Incorporated by reference to Appendix B to Mid-America Apartment Communities, Inc.’s Proxy Statement on Schedule 14A filed on April 16, 2014).

*	Filed herewith